                                            Mayer, Brown, Rowe & Maw LLP
                                            1675 Broadway
                                            New York, New York 10019-5820
                                            Main Tel (212) 506-2500
                                            Main Fax (212) 262-1910
                                           www.mayerbrownrowe.com
September 25, 2006

Oppenheimer Institutional Money Market Fund
6803 South Tucson Way
Centennial, Colorado 80112-3924

Ladies and Gentlemen:

     This opinion is being furnished to Oppenheimer  Institutional  Money Market
Fund, a  Massachusetts  business  trust (the  "Fund"),  in  connection  with the
Registration  Statement on Form N-1A (the  "Registration  Statement")  under the
Securities Act of 1933, as amended (the "1933 Act"), and the Investment  Company
Act of 1940,  as amended,  filed by the Fund.  As counsel for the Fund,  we have examined such statutes,  regulations  corporate  records and other documents and reviewed such questions of law that we deemed  necessary or appropriate  for the purposes of this opinion.

     As to matters of  Massachusetts  law  contained  in this  opinion,  we have relied upon the opinion of Kushner Sanders Ravinal LLP, dated the date hereof.

     Based upon the  foregoing,  we are of the opinion that the Class E, Class L and Class P shares of beneficial  interest to be issued by the Fund as described in the  Registration  Statement have been duly authorized for issuance and, when issued and  delivered by the Fund, in exchange for the  consideration  stated in
the   Registration   Statement,   will  be  validly   issued,   fully  paid  and
non-assessable  (except for the potential liability of shareholders described in the Fund's  Statement of Additional  Information  being part of the Registration
Statement, under the caption "Shareholder and Trustee Liability").

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement  and to the reference to us as legal counsel to the Fund in the  Registration  Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Sincerely,

                                   By: /s/ Mayer, Brown, Rowe & Maw LLP